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               [LOGO OF STILLWATER MINING COMPANY APPEARS HERE]
                                                                       EXHIBIT A

NEWS RELEASE
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FOR IMMEDIATE RELEASE:      April 22, 1997
CONTACT:                    Gina Wilson
                            (303) 978-3101

               STILLWATER MINING ANNOUNCES DIRECTOR RESIGNATIONS
                      POSTPONEMENT OF SHAREHOLDER MEETING

DENVER, COLORADO - STILLWATER MINING COMPANY (NASDAQ:PGMS) today announced that three directors of the Company, Messrs. W. Thomas Stephens and Richard B. Von Wald and Ms. Sharon M. Meadows resigned from the Board of Directors.

Ray Ballmer, Chairman, noted, "Stillwater Mining is a far better company today as a result of the contribution of each of these directors. They consistently performed their duties to only the highest standards of excellence, dedication and commitment."

The Board is in the process of selecting three new nominees to stand for election to the Board at the upcoming Annual Meeting of Shareholders. In light of the recent resignations, the remaining directors of the Board have determined to postpone the upcoming Annual Meeting from Friday, April 25, 1997, 8:30 a.m.
to Monday, May 12, 1997, 1:00 p.m.   The meeting will be held at the Hyatt
Regency Conference Center, 555 17/th/ Street, Denver, Colorado.

The Company intends to distribute a supplement to its proxy statement to all shareholders of record as of March 14, 1997, which will contain information regarding the new nominees.

Stillwater Mining Company is the only U.S. producer of platinum and palladium and the only significant primary source of platinum group metals outside of South Africa. The Company is traded on the NASDAQ stock market under the symbol PGMS.

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